Exhibit 99.2

Moderna Announces Pricing of Upsized $2.6 Billion Offering of Convertible Senior Notes

Proceeds to be utilized for general corporate purposes which may include the flexibility to invest in the growth of our oncology business and repayment of debt

Moderna has also purchased a hedge overlay intended to offset dilution up to a cap initially equal to a 175.0% premium to the stock price at pricing

CAMBRIDGE, MA / ACCESS Newswire / August 28, 2026 / Moderna, Inc. (NASDAQ:MRNA) (“Moderna”), today announced the pricing of $2.6 billion aggregate principal amount of 0.00% Convertible Senior Notes due 2032 (the “notes”) in a private placement (the “offering”) only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering was upsized from the previously announced offering size of $2.0 billion aggregate principal amount of the notes. Moderna has also granted the initial purchasers of the notes an option to purchase, for settlement during a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $400.0 million aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to close on September 1, 2026, subject to customary closing conditions.

The notes will be general senior unsecured obligations of Moderna. The notes will not bear regular interest and the principal amount of the notes will not accrete. The notes will mature on March 1, 2032, unless earlier converted, redeemed or repurchased.

Moderna estimates that the net proceeds from the offering will be approximately $2,562.9 million (or approximately $2,957.3 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses. Moderna expects to use the net proceeds from the offering (i) to pay the approximately $285.0 million cost of the privately negotiated capped call transactions described below and (ii) for general corporate purposes, which may include the flexibility to invest in the growth of our oncology business and repayment of debt.

The notes will be convertible at the option of the holders in certain circumstances. Upon conversion, Moderna will pay or deliver, as the case may be, cash, shares of Moderna’s common stock or a combination of cash and shares of Moderna’s common stock, at Moderna’s election.

The conversion rate will initially be 4.7487 shares of Moderna’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $210.58 per share of Moderna’s common stock). The initial conversion price represents a premium of approximately 47.5% over the last reported sale price of $142.77 per share of Moderna’s common stock on the Nasdaq Global Select Market on August 27, 2026. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid special interest, if any. In addition, following certain corporate events that occur prior to the maturity date or if Moderna delivers a notice of redemption, it will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called, in the case of an optional redemption) for redemption during the related redemption period, as the case may be.

Moderna may not redeem the notes prior to September 6, 2029, except in the event of a cleanup redemption as described below. Moderna may redeem for cash all or any portion of the notes (subject to certain limitations), at its option, on a redemption date on or after September 6, 2029 and before the 21st scheduled trading day immediately prior to the maturity date if the last reported sale price of Moderna’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Moderna provides the related notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. In addition, subject to certain conditions, Moderna may redeem for cash all, but not less than all, of the notes at any time prior to the 21st scheduled trading day immediately preceding the maturity date if the aggregate principal amount of the notes that remains outstanding at such time is less than $100.0 million at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date.

If Moderna undergoes a “fundamental change” (as defined in the indenture that will govern the notes) then, subject to certain conditions and exceptions, holders may require Moderna to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date.

In connection with the pricing of the notes, Moderna entered into privately negotiated capped call transactions with certain financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of Moderna’s common stock initially underlying the notes. The capped call transactions are expected generally to reduce the potential dilution to Moderna’s common stock upon any conversion of notes and/or offset any cash payments Moderna is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their option to purchase additional notes, Moderna expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties.

The cap price of the capped call transactions relating to the notes will initially be $392.6175, which represents a premium of 175.0% over the last reported sale price of Moderna’s common stock on the Nasdaq Global Select Market on August 27, 2026, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, Moderna expects that the option counterparties or their respective affiliates will purchase shares of Moderna’s common stock and/or enter into various derivative transactions with respect to Moderna’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Moderna’s common stock or the notes at that time.

In addition, Moderna expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Moderna’s common stock and/or purchasing or selling Moderna’s common stock or other securities of Moderna in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so following any early conversion, repurchase or redemption of the notes, to the extent Moderna unwinds a corresponding portion of the capped call transactions or if Moderna otherwise unwinds all or a portion of the capped call transactions, and during the final observation period for the conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of Moderna’s common stock or the notes, which could affect the ability of a holder of notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration, if any, that a holder of notes will receive upon conversion of the notes.

The notes were only offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. The offer and sale of the notes and any shares of Moderna’s common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Moderna

Moderna is a pioneer and leader in the field of mRNA medicine. Through the advancement of its technology platform, Moderna is reimagining how medicines are made to transform how we treat and prevent diseases. Since its founding, Moderna’s mRNA platform has enabled the development of vaccines and therapeutics across infectious diseases, cancer, rare diseases and more.

With a global team and a unique culture, driven by the company’s values and mindsets, Moderna’s mission is to deliver the greatest possible impact to people through mRNA medicines.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding: the timing and completion of the proposed offering of the notes and capped call transactions, the anticipated use of proceeds from the offering, and the grant of the option to the initial purchasers. In some cases, forward-looking statements can be identified by terminology such as “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “aims,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond Moderna’s control and which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These risks, uncertainties, and other factors include, among others, those risks and uncertainties described under the heading “Risk Factors” in Moderna’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (SEC), and in subsequent filings made by Moderna with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, Moderna disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on Moderna’s current expectations and speak only as of the date of this press release.

Moderna Contacts

Media:

Chris Ridley

Vice President, Global Head of Communications

+1 617-800-3651

Chris.Ridley@modernatx.com

Investors:

Lavina Talukdar

Senior Vice President & Head of Investor Relations

+1 617-209-5834

Lavina.Talukdar@modernatx.com